                              EXHIBIT 2
                              ---------

             AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

                        STOCKHOLDER AGREEMENT


     THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED STOCKHOLDER AGREEMENT (the "Amendment") is entered into as of the 24th day of April, 1997, among the parties to the Amended and Restated Stockholder Agreement, dated as of May 1, 1992 (the "Agreement") the same being attached hereto. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WITNESSETH:
----------

     WHEREAS, the Stockholders believe that it is in the best interest of the Company and the Stockholders that Sophia M. Shoen be as independent as possible;
     WHEREAS, the stockholders desire to release Sophia M. Shoen from the Agreement;
     WHEREAS, Section 19 of the Agreement permits the modification of the Agreement by an instrument in writing signed by all the parties to the Agreement.
     NOW, THEREFORE, the parties to the Agreement, for and in consideration of the mutual promises and covenants herein made, do hereby agree to and with each other as follows:
     1.      Release of Certain Stockholders.   Sophia M. Shoen and
             -------------------------------
Oxford Life Insurance Company, trustee, under that certain Irrevocable Trust dated December 20, 1982 (Sophia M. Shoen, Grantor) shall be released from the Agreement, including but not limited to a release of all restrictions on the sale, transfer, pledge or other disposition of her stock.
     2.      Stockholders.  As used in the Agreement, as amended,
             ------------
the term "Stockholders" shall refer to Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, Oxford Life Insurance Company, Trustee, under that certain Irrevocable Trust dated December 20, 1982 (Edward J. Shoen, Grantor), Oxford Life Insurance Company, Trustee, under that certain Irrevocable Trust dated December 20, 1982 (Mark
V. Shoen, Grantor), Oxford Life Insurance Company, Trustee under that certain Irrevocable Trust dated December 20, 1982 (James P. Shoen, Grantor), Oxford Life Insurance Company, Trustee, under that certain Irrevocable Trust dated December 20, 1982 (Paul F. Shoen, Grantor), the AMERCO Employee Savings and Profit Sharing and Employee Stock Ownership Trust, and any additional stockholders of the Company who become parties to the Agreement as provided in Section 6 of the Agreement.
     3.      Revocation of Proxy.  Any and all rights granted to
             -------------------
James P. Shoen by the Released Stockholders under any proxy executed pursuant to the Agreement are hereby revoked and the parties hereto hereby consent to the revocation of all such rights granted by James
P. Shoen.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of April 24, 1995.

                                /s/ Edward J. Shoen
                                -----------------------------------
                                Edward J. Shoen

                                /s/ Mark V. Shoen
                                -----------------------------------
                                Mark V. Shoen
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                                /s/ James P. Shoen
                                -----------------------------------
                                James P. Shoen

                                /s/ Paul F. Shoen
                                -----------------------------------
                                Paul F. Shoen

                                /s/ Sophia M. Shoen
                                -----------------------------------
                                Sophia M. Shoen


                                Oxford Life Insurance Company,
                                Trustee, under that certain
                                Irrevocable Trust, dated December 20,
                                1982 (Edward J. Shoen, Grantor)

                                By: /s/ Secretary
                                    -------------------------------
                                     Secretary

                                Oxford Life Insurance Company,
                                Trustee, under that certain
                                Irrevocable Trust, dated December 20,
                                1982 (Mark V. Shoen, Grantor)

                                By:  /s/ Secretary
                                     -----------------------------------
                                     Secretary


                                Oxford Life Insurance Company,
                                Trustee, under that certain
                                Irrevocable Trust, dated December 20,
                                1982 (James P. Shoen, Grantor)

                                By:  /s/ Secretary
                                     -----------------------------------
                                     Secretary


                                Oxford Life Insurance Company,
                                Trustee. under that certain
                                Irrevocable Trust, dated December 20,
                                1982 (Paul F. Shoen, Grantor)

                                By:  /s/ Secretary
                                     -----------------------------------

                                Oxford Life Insurance Company,
                                Trustee, under that certain
                                Irrevocable Trust, dated December 20,
                                1982 (Sophia M. Shoen, Grantor)

                                By:  /s/ Secretary
                                     -----------------------------------

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                                The AMERCO Employee Savings and
                                Profit Sharing and Employee Stock
                                Ownership Trust


                                By:  /s/ Trustee
                                     -----------------------------------
                                     Trustee


                                By:  /s/ Trustee
                                     -----------------------------------
                                     Trustee


                                By:  /s/ Trustee
                                     -----------------------------------
                                     Trustee